As filed with the Securities and Exchange Commission on June 22, 2015

Registration Nos. 333-163553 and 333-204211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

CPS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware 04-2832509

(State or Other Jurisdiction of (IRS Employer

Incorporation or Organization) Identification No.)

111 South Worcester Street, Norton, Massachusetts 02766

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Grant C. Bennett

President & Chief Executive Officer

CPS Technologies Corp.

111 South Worcester Street

Norton, Massachusetts 02766

(Name and Address of Agent For Service)

(508) 222-0614

(Telephone Number, including area code, of Agent For Service)

Copy to:

David A. White, Esq.

White White & Van Etten PC

45 School Street

Boston, MA 02108

(617) 225-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☐ Smaller reporting company ☑

EXPLANATORY NOTE

CPS Technologies Corp. (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-163553) with the Securities and Exchange Commission in December 2009 to register 1,500,000 shares of common stock, par value $0.01 per share, issuable upon the exercise of stock options and other awards made under the Company’s 2009 Stock Incentive Plan (as amended and restated, the “Plan”). The Company subsequently filed a registration statement on Form S-8 (Registration No. 333-204211) in May 2015 to register an additional 1,500,000 shares of common stock issuable upon the exercise of stock options and other awards made under the Plan. Such registration statements relating to the shares issuable under the Plan are sometimes hereinafter referred to as the “Registration Statements.”

This Post-Effective Amendment No. 1 is being filed solely to amend the Registration Statements to include a reoffer prospectus (the “Reoffer Prospectus”), as permitted by General Instruction C to Form S-8 and prepared in accordance with Part I of Form S-3. The Reoffer Prospectus may be utilized for reoffers and resales by certain affiliates of the Company on a continuous or delayed basis in the future of up to 1,300,000 shares of common stock that constitute “control securities”, as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), which shares have been issued or are issuable upon the exercise of equity incentive grants made prior, or which may be made subsequent, to the filing of this amendment. The inclusion of any person in the selling stockholder table of the Reoffer Prospectus should not be deemed a determination or an admission by the Company or otherwise that such person is in fact an affiliate of the Company. The Reoffer Prospectus included herein is a combined prospectus that relates to the shares of common stock covered by the Registration Statements (Nos. 333-163553 and 333-204211) pursuant to Rule 429 under the Securities Act.

The Reoffer Prospectus omits certain of the information contained in the Registration Statements in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to the Company and the shares that may be sold pursuant to the Reoffer Prospectus, we refer you to the Registration Statements and related schedules and exhibits included therewith. Statements contained in the Reoffer Prospectus concerning the provisions of any agreements or documents referred to in the Registration Statements are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Securities and Exchange Commission. Each such statement is qualified in its entirety by such reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 and the instructions to Form S-8, the document(s) containing the information required by Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission either as part of the Registration Statements or any prospectuses or prospectus supplements thereto pursuant to Rule 424 under the Securities Act. Such documents have been or will be sent or given to participants in the Company’s Amended and Restated 2009 Stock Incentive Plan as specified by Rule 428 under the Securities Act.

Reoffer Prospectus

CPS Technologies Corp.

1,300,000 shares of Common Stock

This Reoffer Prospectus relates to the reoffer and resale of up to 1,300,000 shares of the common stock, par value $0.01 per share, of CPS Technologies Corp. (“CPS” or the “Company”) that may be offered and sold from time to time by certain affiliates of the Company as described under “Selling Stockholders” below. These stockholders are current officers and directors of the Company, who have or will acquire such shares pursuant to the exercise of stock options previously granted under the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”). This Reoffer Prospectus also relates to shares issuable upon the exercise of options and other awards that may be granted under the Plan subsequent to the date hereof. If and when such awards are made to persons required to utilize the Reoffer Prospectus to reoffer and resell the shares underlying such awards, we will prepare a prospectus supplement.

The selling stockholders may resell all or a portion of such shares from time to time. Each selling stockholder may sell his or her shares in public or private transactions, at market prices prevailing at the time of sale, at prices related to such prevailing prices, at negotiated prices, or at fixed prices, which may be changed. See “Plan of Distribution” herein.

The shares of common stock subject to this Reoffer Prospectus are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”). This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any broker or dealer executing selling orders on a selling stockholder’s behalf pursuant to this Reoffer Prospectus may be deemed an “underwriter” within the meaning of the Securities Act. Any commissions paid to a broker or a dealer and, if a broker-dealer purchases any shares as a principal, any profit received by any such broker-dealer on the resale of shares, may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by a selling stockholder may be deemed underwriting commissions.

CPS will not receive any proceeds from the sale of shares of common stock pursuant to this Reoffer Prospectus, although the Company will receive the exercise price of any options or similar awards exercised by the holders thereof. The Company is paying the expense incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders, including brokerage commissions, will be borne by such stockholder(s).

Our common stock is traded on the NASDAQ Capital Market under the symbol CPSH. On June 19, 2015, the closing price of our common stock as reported by the NASDAQ Capital Market was $2.38 per share.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

The date of this Reoffer Prospectus is June 22, 2015.

TABLE OF CONTENTS

Page

Additional Information 6

Forward-Looking Statements 6

Prospectus Summary 8

Risk Factors 10

Use of Proceeds 15

Selling Stockholders 15

Plan of Distribution 16

Interests of Named Experts and Counsel 18

Incorporation of Certain Information by Reference 18

Disclosure of Commission Position on Indemnification for Securities Act Liabilities 18

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with different information or make any representations other than those contained herein. If any such information is given or any such representation is made, you should not rely on such information or representation. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder. This Reoffer Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

References in this Reoffer Prospectus to “CPS”, “we”, “us”, “our” or “the Company” refer to CPS Technologies Corp. unless the context otherwise requires.

ADDITIONAL INFORMATION

CPS Technologies Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files annual, quarterly and current reports, as well as proxy statements and other information, with the Securities and Exchange Commission (the “SEC”). These reports and other information are not incorporated by reference in this Reoffer Prospectus and do not form a part of this Reoffer Prospectus except as stated below under “Incorporation of Certain Information by Reference.” You may read and copy such reports and other information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Note, too, that the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We will distribute annual reports to our stockholders, including financial statements examined and reported on by our independent registered public accounting firm. We also will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this Reoffer Prospectus or the Registration Statements (defined below) we filed with the SEC registering for resale the shares of our common stock being offered pursuant to this Reoffer Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to the Company at CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts 02766, Attention: Investor Relations; telephone: (508) 222-0614. The company’s website can be found at http://www.alsic.com. The information contained on, or that may be obtained from or accessed through, our website is not, and shall not be deemed to, a part of this Reoffer Prospectus.

We have filed two registration statements on Form S-8 (Rigistration Nos. 333-163553 and 333-204211; together with all amendments and exhibits thereto, the “Registration Statements”) with the SEC under the Securities Act with respect to an aggregate 3,000,000 shares of our common stock issuable under the Plan, which shares include the securities offered by this Reoffer Prospectus. This Reoffer Prospectus, which constitutes a part of the Registration Statements, does not contain all the information in the Registration Statements. For further information about CPS and our securities, see the Registration Statements and their respective exhibits. Statements made in this Reoffer Prospectus as to the content of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statements and any amendments and exhibits thereto are available for inspection and copying as discussed above.

FORWARD-LOOKING STATEMENTS

We caution you that this Reoffer Prospectus and any accompanying prospectus supplement(s) (including any documents incorporated by reference herein or therein) may contain statements that are not purely historical but rather constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and assumptions and on information currently available, and are predictions and not guarantees of future performance. Such statements are identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “could,” “possible,” and similar words and expressions. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, including but not limited to:

•	general economic and business conditions;
•	customer acceptance of our products;
•	raw material and manufacturing costs;
•	the financial condition of customers, competitors and suppliers;
•	technological developments;
•	increased competition;
•	changes in capital market conditions;
•	governmental and business conditions in countries where our products are manufactured and sold;
•	changes in trade regulations;
•	the effect of acquisition activity;
•	changes in our plans, strategies, objectives, expectations or intentions; and
•	other risks and uncertainties indicated from time to time in our filings with the SEC.

Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the “Risk Factors” section included herein and in the Company’s filings with the SEC.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this Reoffer Prospectus, and may not contain all of the information that is important to you. For a more complete understanding of this offering, you should read this entire document carefully before deciding to invest in our securities, including the “Risk Factors” section below, and those additional documents to which we refer you.

Our Business

CPS Technologies Corp. provides advanced material solutions to the electronics, power generation, automotive and other industries. In 2008, the Company also entered into a cooperative agreement with the U.S. Army to further develop its composite technology to produce armor.

The Company’s products typically are used in high-power, high-reliability applications. These applications involve energy use or energy generation, and CPS believes its products allow higher performance and improved energy efficiency for such applications. The Company also considers itself an important participant in the growing movement towards alternative energy and “green” lifestyles. For example, the Company’s products are used in high-speed trains, mass transit, hybrid and electric cars and wind-turbines for electricity generation, as well as routers and switches for the Internet that in turn enable telecommuting.

The Company’s primary advanced material solutions are metal matrix composites (“MMCs”), a new class of materials that is a combination of metal and ceramic. Metal matrix composites have been shown to have several superior properties compared to conventional materials including improved thermal conductivity, thermal expansion matching, stiffness and lighter weight, which have been shown to enable higher performance and higher reliability in our customers’ products.

Like plastics several decades ago, we expect that MMCs will penetrate many end markets over many years. Management believes that CPS’s business model of providing advanced material solutions to a portfolio of high growth end markets that are in various stages of the technology adoption lifecycle provides CPS with the opportunity for sustained growth and a diversified customer base. We believe we have validated this model as we are now supplying customers at all stages of the technology adoption lifecycle.

CPS is the leader in supplying MMCs to certain high growth electronics end markets that are well along in the adoption lifecycle and therefore generating significant demand. These end markets include motor controllers used in high-speed electric trains, subway cars and wind turbines, hybrid and electric vehicles, aerospace and defense, and high performance integrated circuits used in internet switches and routers. CPS supplies baseplates, heat spreaders and lids to customers in these end markets, and is a fully qualified manufacturer for many of the world’s largest electronics original equipment manufacturers.

CPS also assembles housings and packages for hybrid circuits. These housings and packages may include components made of metal matrix composites; alternatively, they may include components made of more traditional materials such as aluminum and copper-tungsten.

The Company is also actively working with customers in end markets at the beginning stages of the adoption lifecycle. An example of such a market is the market for armor. In 2008 the Company entered into a cooperative agreement with the U.S. Army Research Laboratory to further develop large hybrid metal matrix composite modules that integrally combine metal matrix composites and ceramics by enveloping ceramic tiles with MMCs. This system is designed to offer a lighter weight, more durable, multi-hit capable and cost competitive alternative to conventional steel, aluminum and ceramic-based armor systems. CPS hybrid hard face armor modules are comprised of multiple materials completely enveloped within and mechanically and chemically bonded to lightweight and stiff aluminum metal matrix composites. The Company believes that its hybrid hard face armor tiles will find application in military vehicles as well as armored commercial vehicles.

Our products are manufactured by proprietary processes we have developed, including the Quickset™ Injection Molding Process and the QuickCast™ Pressure Infiltration Process.

CPS was incorporated in Massachusetts in 1984 as Ceramics Process Systems Corporation and reincorporated in Delaware in April 1987 through a merger into a wholly-owned Delaware subsidiary organized for the purpose of the reincorporation. In July 1987, CPS completed its initial public offering of 1.5 million shares of common stock. In March 2007, the Company changed its name from Ceramics Process Systems Corporation to CPS Technologies Corp.

Our principal executive offices are located at 111 South Worcester Street, Norton, Massachusetts 02766. Our telephone number is (508) 222-0614, and our website can be found at http://www.alsic.com. The information contained on, or that may be obtained from or accessed through, our website is not, and shall not be deemed to be, a part of this Reoffer Prospectus.

The Offering

This Reoffer Prospectus relates to up to 1,300,000 shares of our common stock, par value $0.01 per share, which shares may be offered from time to time by certain stockholders of the Company as described under “Selling Stockholders” below. These stockholders are current officers and directors of the Company.

The selling security holders have or will acquire the shares of common stock registered hereunder pursuant to the exercise of stock options granted under the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”). This Reoffer Prospectus also relates to shares issuable upon the exercise of options and other awards that may be granted under the Plan subsequent to the date hereof. If and when such awards are made to persons required to utilize the Reoffer Prospectus to reoffer and resell the shares underlying such awards, we will prepare a prospectus supplement. Each selling stockholder may sell his or her shares in public or private transactions at market prices prevailing at the time of sale, at prices related to such prevailing prices, at negotiated prices, or at fixed prices, which may be changed.

The shares of common stock subject to this Reoffer Prospectus are “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any broker or dealer executing selling orders on a selling stockholder’s behalf pursuant to this Reoffer Prospectus may be deemed an “underwriter” within the meaning of the Securities Act. Any commissions paid to a broker or a dealer and, if a broker-dealer purchases any shares as a principal, any profit received by any such broker-dealer on the resale of shares may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by a selling stockholder may be deemed underwriting commissions.

RISK FACTORS

You should carefully consider the following risk factors. Such risk factors could cause our actual results to differ materially from those that are expressed or implied by forward-looking statements contained herein. Some of the risks described relate principally to our business and the industry in which we operate. Others relate principally to the securities market and ownership of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected. You should also consider the other information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2014 and subsequent quarterly reports filed with the SEC.

Risks Relating to Our Business

Our operating results may fluctuate substantially, which may cause our stock price to fall.

Our quarterly and annual results of operations have fluctuated in the past, and our operating results may fluctuate significantly in the future due to a number of factors including, but not limited to:

•	delays in prototype shipments;
•	timing and execution of orders from major customers;
•	introduction and market acceptance of new products and product enhancements;
•	economic and competitive conditions in the electronics industry and generally;
•	raw material costs; and
•	our ability to time expenditures in anticipation of future revenues.

We are heavily dependent on the electronics industry and changes in the industry could harm our business and operating results.

The electronics industry is subject to economic cycles. Demand in some segments is currently volatile, and is likely in the future to experience recessionary periods. A protracted general recession in the electronics industry could have a material adverse effect on our business, financial condition and results of operations.

Our international operations expose us to additional risks, including exchange rate risk.

The Company is dependent upon its foreign sales and we expect that sales to foreign customers will continue to account for a significant portion of our revenues for the foreseeable future. As a result, we are subject to the risks of doing business internationally, including imposition of tariffs or embargoes, export controls, trade barriers and trade disputes, regulations related to customs and export/import matters, fluctuations in foreign economies and currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable, tax uncertainties and unanticipated tax costs due to foreign taxing regimes, the difficulty of managing and operating an enterprise spanning several countries, the uncertainty of protection for intellectual property rights and differing legal systems generally, compliance with a variety of laws, and economic and geopolitical developments and conditions, including international hostilities, armed conflicts, acts of terrorism and governmental reactions, inflation, trade relationships, and military and political alliances.

In particular, our major competitor is based in Japan and, as a result, our relative costs vary by the Yen/Dollar exchange rate. As the Dollar strengthens versus the Yen, our relative costs increase and our margins and prices to major customers are materially affected.

The growth of our business depends upon the development and successful commercial acceptance of new products.

Our failure to develop, manufacture and sell new products in quantities sufficient to offset a decline in revenue from existing products or to successfully manage product and related inventory transactions could harm our business. We depend upon timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing and customer service. Because of the complexity of our products, significant delays may occur in introducing new products, or between a product’s initial introduction and volume production.

Technological changes may make our products obsolete or result in decreased prices or increased expenses.

Although our products are “designed-in” and often have lives lasting several years, technological changes could eliminate our competitive advantages, which could result in significant price erosion for our products. Our success will depend in part on our ability to:

•	develop and offer more advanced products in the future;
•	anticipate both future demand and the technology to supply that demand; and
•	enhance our current products and services and provide those products and services at competitive prices on a timely and cost-effective basis to achieve market acceptance.

The development of new and enhanced products is a complex and costly process. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce such new products and enhancements. Our choices for developing technologies may prove incorrect if customers do not adopt the products we develop or if the technologies ultimately prove to be technically or commercially unviable. Development schedules also may be adversely affected as the result of the discovery of performance problems. If we fail to timely develop and introduce competitive new technologies, our business, financial condition and results of operations would be adversely affected.

Existing or new competitors may develop competing or superior technologies.

The industry in which the Company competes is highly competitive, and the Company has several domestic and foreign competitors. Many of these competitors have substantially greater financial, technical, sales and marketing, distribution and other resources, greater name recognition and longer standing relationships with customers. Competitors with greater financial resources can be more aggressive in marketing campaigns, can survive sustained price reductions in order to gain market share, and can devote greater resources to support existing products and develop new competing products. Any period of sustained price reductions for our products would have a material adverse effect on the Company’s financial condition and results of operations. CPS may not be able to compete successfully in the future and competitive pressures may result in price reductions, loss of market share or otherwise have a material adverse effect on the Company’s financial condition and results of operations. It is also possible that competing products will emerge that may be superior in quality and performance and/or less expensive than those of the Company, or that similar technologies may render CPS’s products obsolete or uncompetitive and prevent the Company from achieving or sustaining profitable operations.

The operating performance of our products is critical to our business and reputation.

The sale and use of our products entail a risk of product failure, product liability or other claims. Occasionally, some of our products have quality issues resulting from the design or manufacture of the product. Often these issues are discovered prior to shipment and may result in shipping delays or even cancellation of orders by customers. Other times problems are discovered after the products have shipped, requiring us to resolve issues in a manner that is timely and least disruptive to our customers. Such pre-shipment and post-shipment problems have ramifications for CPS, including cancellation of orders, product returns, increased costs associated with product repair or replacement, and a negative impact on our goodwill and reputation.

Once our products are in use, any product failure could have a material adverse effect on CPS. There is no guarantee of product performance. While we attempt to mitigate risk by maintaining insurance and including warranty disclaimers and liability limitation clauses in our agreements with customers, such mitigation devices may not protect us against liability in all instances. If our products failed for any reason, our clients could experience financial loss, personal and property losses, harm to reputation, and significant business interruption. Such events may expose us to substantial liability as well as loss of customer business and a diminished reputation. Any product liability claims and related litigation would likely be time-consuming and expensive, may not be adequately covered by insurance, and may delay or terminate research and development efforts and commercialization activities.

If the protection of our intellectual property is inadequate, our competitors may gain access to our content and technology.

The Company’s technological expertise and experience, including certain proprietary rights that it has developed and maintains as trade secrets, are crucial to the conduct of the Company’s business and its ability to compete in the marketplace. Such technological expertise and experience are important as they enable an efficient design and development process. Loss of this experience and expertise would have an adverse impact on the Company. To protect our proprietary information, we rely primarily on a combination of internal procedures, contractual provisions, and patent, copyright, trademark and trade secret laws. Such internal procedures and contractual provisions may not prove sufficient to maintain the confidentiality and proprietary nature of such information and may not provide meaningful protection in the event of any unauthorized use or disclosure. Trade secret and copyright laws afford only limited protection. Current and potential patents and trademarks may not provide us with any competitive advantage and patents and trademarks must be enforced and maintained to provide protection, which may prove costly and time-consuming.

Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so or the steps taken by us may be inadequate to deter unauthorized parties from misappropriating our technologies or prevent them from obtaining and using our proprietary information, products and technologies. Moreover, our competitors may independently develop similar technologies or design around patents issued to us.

Other parties may have patent rights relating to the same subject matter covered by our products or technologies, enabling them to prevent us from operating without obtaining a license and paying royalties. Third parties also may challenge our patents or proprietary rights or claim we are infringing on their rights. Any claims of infringement or misappropriation, with or without merit, would likely be time-consuming, result in costly litigation and diversion of resources, and cause delays in the development and commercialization of our products. We may be required to expend significant resources to develop non-infringing intellectual property, pay royalties or obtain licenses to the intellectual property that is the subject of such litigation. Royalties may be costly and licenses, if required, may not be available on terms acceptable to us, the absence of which could seriously harm our business.

In addition, the laws and enforcement mechanisms of some foreign countries may not offer the same level of protection as do the laws of the United States. Legal protections of our rights may be ineffective in such countries, and technologies developed in such countries may not be protected in jurisdictions where protection is ordinarily available. Our inability to protect our intellectual property both in the United States and abroad would have a material adverse effect on our financial condition and results of operations.

The Company relies on a small number of customers for a large percentage of its revenues.

Historically the Company has had a small number of customers representing a large percentage of its total sales. Although the Company endeavors to expand its customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future. The reliance makes us particularly susceptible to factors affecting those customers. If such customers’ business declines and as a result our sales to such customers decline without corresponding sales orders from other customers, our financial condition and results of operations would be adversely affected.

Our sales of fracking balls are adversely affected by a decline in oil prices.

The fracking industry is North America is adversely impacted by low oil prices. As a result, our sales of fracking balls are directly impacted by any decrease in drilling resulting from a decrease in the price of oil.

Our military business could suffer as a result of the pressures to reduce defense spending.

Over the past few years, revenues from our contract with the U.S. Army Research Laboratory represented less than 5% of the Company’s total revenue. This contract expires in 2015 and pressures to reduce national spending on defense could make it difficult to continue to generate revenues from the military sector in the future.

Some executive officers and key personnel are critical to our business and these key personnel may not remain with the Company in the future.

Our success depends upon the continued service of certain executive officers and key personnel. Our employees are not bound by employment agreements, and there can be no assurance that the Company will retain its officers and key employees. Our success also depends on identifying, hiring, training, and retaining new qualified professionals. Competition for qualified employees in our industry is intense and we expect this to remain so for the foreseeable future. If we were unable to attract and hire a sufficient number of employees, or if a significant number of our current employees or any of our senior managers resign, we may be unable to complete or maintain existing projects or bid for new projects of similar scope and revenue.

We may need additional capital in the future, which may not be available.

If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. The sale of equity or debt securities in the future may be dilutive to our shareholders. If we are unable to obtain adequate funds on reasonable terms, we may be required to curtail operations significantly or to obtain funds by entering into financing agreements on unattractive terms.

Risks Relating to our Common Stock

The price of our common stock has been and may continue to be volatile.

Historically, the market price of our common stock has fluctuated. In fiscal year 2014, our common stock traded in a range from $2.40 to $3.49. It is likely that the price of our common stock will continue to fluctuate in the future. The market prices of securities of small-capitalization companies, including ours, from time to time experience significant price and volume fluctuations unrelated to the operating performance of such companies. In particular, the market price of our common stock may fluctuate significantly due to a variety of factors, including developments and economic conditions in the electronics industry and changes in general economic conditions. In addition, the occurrence of any of the risks described in this “Risk Factors” section could have a material and adverse impact on the market price of our common stock.

Investors may find it difficult to trade or obtain quotations for our common stock.

Although our common stock is quoted on the Nasdaq Capital Market, trading in our common stock is limited. There can be no assurance a more active market for our common stock will develop. Accordingly, investors must bear the economic risk of an investment in our common stock for an indefinite period of time. Even if an active market develops, Rule 144 promulgated under the Securities Act, which provides for an exemption from the registration requirements under such act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. We may not be able to fulfill our reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.

Our common stock may be considered “a penny stock” and as a result may be difficult to sell.

Our common stock may be deemed to be a “penny stock”, which is an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Under Rule 15g-9 of the Exchange Act, this designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. This rule may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

Our authorized share capital may be used as an anti-takeover device.

The Company currently has authorized for issuance 20 million shares of its common stock and 5 million shares of its preferred stock. The Board of Directors has the authority to issue a significant number of shares of our common stock, and all of our currently authorized preferred stock, without further stockholder approval. This may have an anti-takeover effect of delaying or preventing a change of control without further action by our stockholders.

We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on our stock price.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders under this Reoffer Prospectus, although CPS will receive the exercise price of any options or similar awards exercised by the holders thereof. All proceeds from the reoffer and resale of any shares registered hereunder will be received by the selling stockholders.

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of up to 1,300,000 shares of our common stock, par value $0.01 per share (the “Shares”) by the selling stockholders named below, who have or may acquire such Shares pursuant to awards granted under the Plan. The selling stockholders, who are officers and directors of the Company, may resell all, a portion or none of such Shares from time to time.

The following table sets forth, with respect to each selling stockholder, based upon information available to us as of June 19, 2015, (1) the number of shares of CPS common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all awards granted to such selling stockholder under the Plan); and (3) the number and percent of the 13,406,292 outstanding shares of common stock of the Company as of June 19, 2015 owned by the selling stockholder after the offering, assuming the sale by such stockholder of all of such stockholder’s Shares.

Name of Beneficial Owner(1)	Total Number of Securities Beneficially Owned(1)	Maximum Number of Shares being Offered for Resale	Number of Shares Held After Offering(1)(2)	Percentage Ownership After Offering(1)(2)
Richard W. Adams Chief Technical Officer and Senior Vice President	292,671(3)	318,715	124,421	*
Ralph M. Norwood Chief Financial Officer	73,000(4)	292,465	0	*
Mark A. Occhionero Vice President of Marketing and Technical Sales and Senior Research Scientist	269,531(5)	371,820	48,176	*
Thomas M. Culligan Director	30,000(6)	75,000	0	*
Francis J. Hughes, Jr. Director	2,332,789(7)	121,000	2,256,789	16.8%
Daniel C. Snow Director	84,000(8)	121,000	8,000	*
Total	3,081,991(9)	1,300,000	2,437,386	18.2%

*Less than one percent (1.0%).

(1)	Except as may be otherwise noted in the footnotes to this table, each of the persons named in the table owns the shares listed as beneficially owned by such person directly and exercises sole voting and investment power over such shares. With respect to each such person or group, beneficial ownership includes all securities that such person has the right to acquire within 60 days (including pursuant to options, warrants and similar rights). The mailing address of each person shown is c/o CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts 02766.
(2)	All calculations of after-offering ownership assume the selling stockholder has exercised all options and similar awards and sold all shares underlying such options and awards. The after-offering percentage of shares owned is based upon 13,406,292 shares of our common stock outstanding on June 19, 2015, plus any shares an individual owner has the right to acquire within 60 days (including pursuant to options, warrants and similar rights).
(3)	Includes 138,000 shares issuable upon the exercise of stock options.

(4) Consists of 73,000 shares issuable upon the exercise of stock options.

(5) Includes 180,484 shares issuable upon the exercise of stock options.

(6) Consists of 30,000 shares issuable upon the exercise of stock options.

(7) Includes 76,000 shares issuable upon the exercise of stock options. Also includes 2,184,789 shares owned by ARD Master, L.P., as to which Mr. Hughes disclaims beneficial ownership other than such portion as to which Mr. Hughes has a pecuniary interest.

(8) Consists of 84,000 shares issuable upon the exercise of stock options.

(9)	Includes an aggregate 581,484 shares issuable upon the exercise of all options held by the selling stockholders.

PLAN OF DISTRIBUTION

CPS is registering the Shares on behalf of the selling stockholders, who will sell the Shares for their own account. The decision to sell any of the Shares is within the discretion of the selling stockholders and subject generally to our policies affecting the timing and manner of sale of common stock by CPS’s executive officers and directors. There can be no assurance that any of the Shares will be offered and sold, and the Company is unable to determine the exact number of Shares that will actually be sold or when or if such sales will occur.

The Shares may be sold or transferred by the selling stockholders (or by their respective pledgees, donees, transferees or other successors in interest), in one or more transactions on the Nasdaq Capital Market (or any successor stock exchange), in negotiated transactions, in private transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices fixed or otherwise negotiated, which may be changed. The selling stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholders, and any broker-dealers that participate in the distribution of the Shares, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. The anti-manipulation rules of Regulation M under the Exchange Act also may apply to sales of the Shares and the activities of the selling stockholders.

In addition to any such number of Shares sold hereunder, a selling stockholder may, at the same time, sell any shares of the Company’s common stock, including the Shares offered by this Reoffer Prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this Reoffer Prospectus.

We will pay all costs, fees and expenses in connection with the registration of the Shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Shares will be borne by the applicable selling stockholder.

Upon our being notified by a selling stockholder that such stockholder has acquired options or Shares under this Reoffer Prospectus or any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling stockholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of our common stock being offered for sale pursuant to this Reoffer Prospectus has been passed upon for us by White White & Van Etten PC, counsel to the Company.

Our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the fiscal years ended December 29, 2014 and December 28, 2013 have been audited by Wolf & Company P.C., independent registered public accounting firm, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” herein certain of the documents we file with it, which means that we can disclose important information to you by referring you to such documents. Such documents are considered to be a part of this Reoffer Prospectus, and the information that we file later with the SEC will automatically update and supersede such information. The documents we are incorporating by reference are:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 29, 2014 as filed with the SEC on March 24, 2015;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (1) above; and;

3.	The description of our Common Stock ($0.01 par value) contained in the Company’s registration statement on Form 8-A as filed with the SEC on January 13, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to such time as the Company files a post-effective amendment to the Registration Statements which indicates that all securities offered thereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of any related prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated herein supersedes or modifies such statement. Any such statement so superseded or modified shall not be deemed, except as so superseded or modified, to constitute a part hereof.

We will provide you without charge, upon your oral or written request, with a copy of any or all of the information incorporated by reference in this Reoffer Prospectus. Requests for such copies should be directed to the Company at CPS Technologies Corp., 111 South Worcester Street, Norton, Massachusetts 02766, Attention: Investor Relations; telephone: (508) 222-0614. Please also see the section captioned “Additional Information” above for important information about the reports and other information we file with the SEC and the services provided by the SEC’s Public Reference Room.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and persons controlling CPS, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by CPS of expenses incurred or paid by a director, officer or controlling person of CPS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, CPS will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by CPS Technologies Corp. with the Securities and Exchange Commission are hereby incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8:

1.	The company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2014 as filed with the SEC on March 24, 2015;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

3.	The description of the company’s Common Stock ($0.01 par value) contained in the Company’s registration statement on Form 8-A as filed with the SEC on January 13, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by CPS Technologies Corp. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statements which indicates that all securities offered thereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statements and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the shares of common stock being registered hereby been passed by White White & Van Etten PC, counsel to the Company.

Item 6. Indemnification of Directors and Officers

Delaware General Corporation Law

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Article SEVENTH of our Certificate of Incorporation, as amended and restated, provides that, except to the extent the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Company shall be liable for any such breach, and no amendment or repeal of such charter provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to acts or omissions of such director occurring prior to such amendment or repeal.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation and By-laws

Article EIGHTH of the Company’s Certificate of Incorporation, as amended and restated, tracks the Delaware General Corporation Law and provides that the Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is, was or agreed to become a director or officer of the Company or any subsidiary, or is or was serving or agreed to serve at the request of the Company or any subsidiary in any such capacity of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or subsidiary and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

 Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, in defense of any such action, suit or proceeding, he will be indemnified by the Company against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. As a condition precedent to the right to be indemnified, the indemnitee must give the Company notice in accordance with the provisions of the Certificate of Incorporation and otherwise follow the procedures set forth therein. If the Company does not assume the defense of any action, suit or proceeding about which it receives notice, any costs, charges and expenses incurred by an indemnitee must be advanced to such indemnitee under certain specified circumstances, including receipt by the Company of an undertaking by or on behalf of the indemnitee to repay all such amounts in the event it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by our charter.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norton, Commonwealth of Massachusetts, on this 22nd day of June, 2015.

CPS TECHNOLOGIES CORP.

By: /s/ Grant C. Bennett

Grant C. Bennett, President

and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME TITLE DATE

/s/ Grant C. Bennett President, Chief Executive Officer, June 22, 2015

Grant C. Bennett Treasurer and Director

(Principal executive officer)

/s/ Ralph M. Norwood Chief Financial Officer June 22, 2015

Ralph M. Norwood (Principal financial and accounting officer)

/s/ Thomas M. Culligan Director June 22, 2015

Thomas M. Culligan

/s/ Francis J. Hughes, Jr. Director June 22, 2015

Francis J. Hughes, Jr.

/s/ Daniel C. Snow Director June 22, 2015

Daniel C. Snow

Exhibit Index

Exhibit

Number Description

5* Opinion of White White & Van Etten PC

10.1	CPS Technologies Corporation Amended and Restated 2009 Stock Incentive Plan (Incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement, File No. 001-36807, filed April 8, 2014.)

23.1*	Consent of Wolf & Company, P.C.

23.2*	Consent of White White & Van Etten PC (included in Exhibit 5)

*Filed herewith.

Exhibit 5

WHITE WHITE & VAN ETTEN PC

45 School Street

Boston, MA 02108

June 22, 2015

CPS Technologies Corp.

111 South Worcester Street

Norton, Massachusetts 02766

Ladies and Gentlemen:

We have assisted CPS Technologies Corp. (the “Company”), a Delaware corporation, in the preparation of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statements on Form S-8, Registration Nos. 333-163553 and 333-204211 (together, the “Registration Statements”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the offering for resale of up to 1,300,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, issuable under the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”), by directors and officers of the Company.

This opinion is being delivered to you in connection with the Post-Effective Amendment.

We have examined the Certificate of Incorporation of the Company (as amended and restated to date), the By-Laws of the Company (as amended and restated to date), the Plan, the Registration Statements, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company relating to the Registration Statements and the Plan.

In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents. We have further assumed that all information contained in all documents reviewed by us is true and complete and that each grant of an award pursuant to the Plan has been or will be duly authorized.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, and assuming (1) the Post-Effective Amendment has become effective under the Securities Act and that such effectiveness remains in effect throughout the period during which the Shares are offered and sold, and (2) payment of the full exercise price has been tendered to the Company for the Shares to be obtained through the exercise of stock options and other awards under the Plan, we are of the opinion that the Shares to be offered and sold pursuant to the Post-Effective Amendment have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully-paid and non-assessable.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Please note that we are opining as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit in connection with the filing of the Post-Effective Amendment and may not be quoted or relied upon by any other person or used for any other purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statements in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ White White & Van Etten PC

WHITE WHITE & VAN ETTEN PC

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements on Form S-8, Registration Nos. 333-163553 and 333-204211, pertaining to the Amended and Restated 2009 Stock Incentive Plan of CPS Technologies Corp. of our report dated March 24, 2015, relating to our audit of the consolidated financial statements of CPS Technologies Corp. which appear in its Annual Report on Form 10–K for the year ended December 27, 2014 as filed with the Securities and Exchange Commission.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

June 22, 2015